File No. 2-2873
                                                              File No. 811-01605





                                  SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                         [X]

Filed by a Party other than the Registrant      [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[X]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to ss.240.14a-12


                              PIONEER BALANCED FUND

                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required

                             PIONEER BALANCED FUND
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                                 1-800-622-3265

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          SCHEDULED FOR APRIL 17, 2001

     This is the formal agenda for your fund's special shareholder meeting. It tells you the matters you will be asked to vote on and the time and place of the meeting, in case you want to attend in person.

TO THE SHAREHOLDERS OF PIONEER BALANCED FUND:

     A special meeting of shareholders of your fund will be held at the offices of Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts on April 17, 2001 at 2:00 p.m., Boston time, to consider the following:

     1. A proposal to approve a subadvisory agreement between Pioneer Investment Management, Inc. ("Pioneer"), your fund's investment adviser, and The Prudential Investment Corporation;

     2. A proposal to approve a policy allowing Pioneer and the Board of Trustees of your fund to appoint or terminate subadvisers and to approve amendments to subadvisory agreements without shareholder approval;

     3. (a) - (g). Proposals to approve amendments to your fund's fundamental investment restrictions, asdescribed in the attached proxy statement; and

     4. To consider any other business that may properly come before the meeting.

YOUR TRUSTEES RECOMMEND THAT YOU VOTE IN FAVOR OF ALL THE PROPOSALS. APPROVAL OF THE PROPOSALS WILL NOT INCREASE THE MANAGEMENT FEE RATES PAYABLE BY THE FUND.

     Shareholders of record as of the close of business on February 20, 2001 are entitled to vote at the meeting and any related follow-up meetings.

                                 By Order of the Board of Trustees,

                                 Joseph P. Barri, Secretary
Boston, Massachusetts
March 9, 2001

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN ENCLOSED PROXY.

                                                                    9706-00-0301

                               PROXY STATEMENT OF
                             PIONEER BALANCED FUND
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                                 1-800-622-3265

                        SPECIAL MEETING OF SHAREHOLDERS

     This proxy statement contains the information you should know before voting on the proposals summarized below.

     The fund will furnish without charge a copy of its most recent annual report and any more recent semiannual report to any shareholder upon request. Shareholders who want to obtain a copy of these reports should direct all written requests to the attention of the fund, at the address listed above, or should call Pioneer Investment Management Shareholder Services, Inc., the fund's transfer agent, at 1-800-622-3265.

                                  INTRODUCTION

     This proxy statement is being used by the board of trustees of your fund to solicit proxies to be voted at a special meeting of shareholders of your fund. This meeting will be held at the offices of Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts 02109 at 2:00 p.m., Boston time, on Tuesday, April 17, 2001, and at any adjournments of the meeting to a later date, for the purposes as set forth in the accompanying notice of special meeting to shareholders.

     This proxy statement and the enclosed proxy card are being mailed to shareholders on or about March 9, 2001. The annual report for the fund for its most recently completed fiscal year was previously mailed to shareholders.

                            WHO IS ELIGIBLE TO VOTE

     Shareholders of record of the fund as of the close of business on February 20, 2001 (the "record date") are entitled to vote on all of the fund's business at the special shareholder meeting and any adjournments thereof. Each share is entitled to one vote. Shares represented by properly executed proxies, unless revoked before or at the meeting, will be voted according to shareholders' instructions. If you sign a proxy, but do not fill in a vote, your shares will be voted in favor of each of the proposals. If any other business comes before the special shareholder meeting, your shares will be voted at the discretion of the persons named as proxies.

                                   PROPOSAL 1
                      APPROVAL OF A SUBADVISORY AGREEMENT

SUMMARY

     Pioneer Investment Management, Inc. ("Pioneer") has served as the fund's investment adviser since December 1, 1993. Pioneer serves as the investment adviser for the Pioneer family of mutual funds and for other institutional accounts. Pioneer is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is an indirect subsidiary of UniCredito Italiano S.p.A. ("UniCredito"), an Italian bank with shares publicly traded on stock exchanges in Italy. Pioneer is located at 60 State Street, Boston, Massachusetts 02109. UniCredito is located at Piazza Cordusio, 20123 Milan, Italy. Subject to shareholder approval, Pioneer intends to retain the services of The Prudential Investment Corporation ("Prudential") as the subadviser to your fund.

     Prudential, a New Jersey corporation, is registered as an investment adviser under the Advisers Act and is a wholly owned subsidiary of Prudential Asset Management Holding Company, which is a wholly owned subsidiary of The Prudential Insurance Company of America, a policyholder-owned life insurance company that is currently in the process of converting to an investor-owned structure. Prudential was established in 1984 and had over $300 billion in assets under management as of December 31, 2000. Prudential's principal place of business is located at Gateway Center 2, McCarter Highway and Market Street, Newark, New Jersey 07102. Additional information regarding Prudential and funds managed by Prudential similar to your fund is included in Exhibit B to this proxy statement.

     At a meeting of the board of trustees of your fund held on February 6, 2001, the trustees, including all of the trustees who are not "interested persons" of the fund, that is, persons not affiliated with Pioneer, Prudential or UniCredito, unanimously approved as in the best interest of shareholders, and voted to recommend that the shareholders of the fund approve, a proposal to adopt a subadvisory agreement (the "proposed subadvisory agreement") between Pioneer and Prudential.

     The retention of Prudential as a subadviser to the fund was recommended to your trustees by Pioneer. While Pioneer has the necessary expertise to manage a balanced portfolio and has successfully managed the fund since 1993, Pioneer and the trustees believe that Prudential's expertise, particularly in the allocation of the fund's assets between equity and fixed income securities, offers the potential for improved returns for the fund's shareholders.

     Pioneer has employed a value strategy in its management of the fund and has maintained the weighting of equity and fixed income securities within a relatively narrow band. Prudential, on the other hand, would employ a quantitative management style as subadviser and would seek to more actively manage the allocation between equity and fixed income securities. Prudential would allocate the fund's assets between equity and fixed income securities (subject to the fund's policy to maintain at least 45% of the fund's assets in equity securities) using a quantitative model. This model seeks, based upon certain objective economic and market factors, to determine an expected rate of return on the equity and fixed income markets and to allocate the fund's holdings according to that projected outlook. Once the allocation is made, Prudential would determine the equity securities to be included in the fund's portfolio primarily using a quantitative model that seeks to produce a portfolio that would outperform the Standard & Poor's 500 Index. At the same time, Prudential would seek to select equity securities that minimize the risk of deviation of the fund's equity return from the return of such index. The Standard & Poor's 500 Index is a widely recognized measure of the performance of 500 widely held common stocks. The fixed income portion of the portfolio would be managed to seek a rate of return that exceeds the Lehman Brothers Aggregate Bond Index while seeking to limit the risk of significant deviation of the fund's fixed income return from the return of such index. The Lehman Brothers Aggregate Bond Index is a widely recognized market value-weighted index composed of the Lehman Brothers Government/Credit, Mortgage-Backed, Asset-Backed and Commercial Mortgage-Based Securities indices.

     As of December 31, 2000, Prudential managed over $13 billion in balanced portfolios using a quantitative investment approach, including approximately $1.09 billion in the Prudential Active Balanced Fund, a registered investment company. As of December 31, 2000, the average annual returns for Class A shares of Prudential Active Balanced Fund for one year and since inception (November
1996) were (5.21)% and 8.93%, respectively. As of December 31, 2000, the average annual returns for Class A shares of the fund for one year and since inception (May 1968) were 5.38% and 8.40%, respectively. While the fund has outperformed Prudential Active Balanced Fund during the most recent fiscal year, Pioneer believes that, over the longer term, the fund will benefit from Prudential's investment style.

     While Prudential would manage the fund's day-to-day investment portfolio, Pioneer would continue to be responsible for the overall management of the fund's affairs and for supervising the services rendered by Prudential.

     Shareholders of your fund are being asked to approve the proposed subadvisory agreement with Prudential.

TERMS OF THE PROPOSED SUBADVISORY AGREEMENT

     The following summary of the proposed subadvisory agreement is qualified by reference to the form of proposed subadvisory agreement attached to this proxy statement as Exhibit A.

     Subadvisory services. Prudential will provide subadvisory services to your fund pursuant to the proposed subadvisory agreement. Pursuant to the terms of the fund's subadvisory agreement, Prudential will act as investment subadviser with respect to such portion of the fund's assets as Pioneer designates from time to time. In such capacity, Prudential will, among other things, continuously review and analyze the investments in the fund's portfolio and, subject to the supervision of Pioneer, manage the investment and reinvestment of the assets of the fund.

     Subadvisory fees. For its services, Prudential is entitled to a subadvisory fee from Pioneer at an annual rate of 0.45% of the fund's average daily net assets. The fee will be paid monthly in arrears. Your fund has no responsibility to pay any fee to Prudential. (The fund pays Pioneer a management fee of up to 0.65% of its average daily net assets.)

     Standard of care. Under the proposed subadvisory agreement, Prudential will not be liable for any loss sustained by reason of the adoption of any investment policy or the purchase, sale, or retention of any security on the recommendation of Prudential, whether or not such recommendation shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation, if such recommendation shall have been made and such other individual, firm, or corporation shall have been selected, with due care and in good faith. However, nothing in the proposed subadvisory agreement protects Prudential against any liability to Pioneer, the fund or its shareholders by reason of: (a) Prudential's causing the fund to be in violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the fund's prospectus or statement of additional information or any written guidelines or instruction provided in writing by the fund's board of trustees or Pioneer, (b) Prudential's causing the fund to fail to satisfy the diversification or source of income requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, or (c) Prudential's willful misfeasance, bad faith or gross negligence generally in the performance of its duties or its reckless disregard of its obligations and duties under the proposed agreement.

     Other provisions. The proposed subadvisory agreement includes provisions that provide that: (i) the law of The Commonwealth of Massachusetts shall be the governing law of the agreement; (ii) Prudential is an independent contractor and not an employee of Pioneer or the fund; (iii) the agreement is the entire agreement between the parties with respect to the matters described therein;
(iv) the agreement may be executed using counterpart signature pages; and (v) invalid or unenforceable provisions of the agreement are severable and do not render the entire agreement invalid or unenforceable.

MISCELLANEOUS

     If approved by shareholders of your fund, the proposed subadvisory agreement will become effective on or after May 1, 2001 and will continue in effect until December 31,

2002 and thereafter will continue from year to year subject to annual approval by the board of trustees. The proposed subadvisory agreement terminates if assigned (as defined in the 1940 Act) and may be terminated without penalty by either party upon not less than 30 days' written notice and may also be terminated by vote of the fund's board of trustees or by vote of a majority of the outstanding voting securities of the fund and its shareholders.

FACTORS CONSIDERED BY THE TRUSTEES

     The trustees of your fund determined that the terms of the proposed subadvisory agreement are fair and reasonable and that approval of the proposed subadvisory agreement on behalf of the fund is in the best interest of the fund and its shareholders.

     In evaluating the proposed subadvisory agreement, the trustees reviewed materials furnished by Pioneer and Prudential, including information regarding Prudential, its personnel, operations and financial condition and the services to be provided by Pioneer and Prudential.

     The trustees specifically considered the following as relevant to their recommendations: (1) the favorable history, reputation, qualification and background of Prudential, as well as the qualifications of its personnel and its financial condition; (2) the fact that the management fee paid by the fund will not be affected by this arrangement and that the use of a subadviser is not expected to adversely affect the fund's expenses; (3) the performance of other balanced portfolios managed by Prudential, including Prudential Active Balanced Fund; (4) the compensation to be retained by Pioneer in light of its continuing service to the fund; (5) Pioneer's experience and expertise in supervising subadvisers; (6) the relative performance of the fund since commencement of operations to comparable mutual funds and unmanaged indices; and (7) other factors deemed relevant by the trustees. The first four factors were given the most weight by the Trustees.

TRUSTEES' RECOMMENDATION

     At a meeting of the board of trustees for the fund held on February 6, 2001, the trustees, including all of the trustees who are not "interested persons" of Prudential, the fund, Pioneer or UniCredito, unanimously approved as in the best interest of shareholders and voted to recommend that the shareholders of the fund approve, a proposal to adopt a subadvisory agreement with Prudential. Based on their evaluation of the materials presented and assisted by the advice of independent counsel, the trustees at the meeting, including all the trustees who are not "interested persons" of Prudential, the fund, Pioneer or UniCredito, unanimously concluded that the terms of the proposed subadvisory agreement are reasonable, fair and in the best interest of the fund and its shareholders and that the fees provided therein are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

The trustees, by a unanimous vote cast at the meeting, approved and voted to recommend to the shareholders of the fund that they approve the proposed subadvisory agreement.

     If the shareholders of your fund do not approve the proposed subadvisory agreement, Pioneer would continue to manage the fund pursuant to the terms of the existing management contract. The trustees of the fund would consider what further action to take consistent with their fiduciary duties to the fund, including Pioneer continuing to manage the fund without using the services of a subadviser.

REQUIRED VOTE

     As provided under the 1940 Act, approval of the proposed subadvisory agreement will require the vote of a majority of the outstanding voting securities of the fund. In accordance with the 1940 Act and as used in this Proposal 1, a "majority of the outstanding voting securities of the fund" means the lesser of (1) 67% or more of the shares of the fund present at a shareholder meeting if the owners of more than 50% of the shares of the fund then outstanding are present in person or by proxy, or (2) more than 50% of the outstanding shares of the fund entitled to vote at the shareholder meeting (a "1940 Act Majority Vote").

RECOMMENDATION

     FOR THE REASONS SET FORTH ABOVE, THE TRUSTEES OF YOUR FUND UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSED SUBADVISORY AGREEMENT.

                                   PROPOSAL 2
             APPROVAL OF A POLICY ALLOWING PIONEER AND THE BOARD OF
          TRUSTEES TO APPOINT OR TERMINATE SUBADVISERS AND TO APPROVE
       AMENDMENTS TO SUBADVISORY AGREEMENTS WITHOUT SHAREHOLDER APPROVAL

SUMMARY

     At the board of trustees' meeting held February 6, 2001, the trustees, including the independent trustees, approved, and recommended that shareholders of the fund approve, a policy to permit Pioneer, subject to the approval of the board of trustees, to appoint subadvisers, to enter into subadvisory agreements and to amend or terminate existing subadvisory agreements without further shareholder approval (the "subadviser approval policy"). The implementation of the subadviser approval policy is subject to the receipt of an exemptive order from the Securities and Exchange Commission (the "Commission").

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THE SECTION 15 EXEMPTIVE ORDER

     On July 27, 2000, your fund, along with the other funds in the Pioneer family of funds and Pioneer, filed an exemptive application with the Commission requesting an order of the Commission (the "exemptive order") for relief from the provisions of Section 15(a) of the 1940 Act and Rule 18f-2 thereunder. The provisions of the 1940 Act require that shareholders of a mutual fund approve a subadvisory agreement with the subadviser and material amendments to an existing subadvisory agreement. If the exemptive order is granted by the Commission, and shareholders approve this proposal, Pioneer will be authorized, subject to approval by your board of trustees, to evaluate, select and retain new subadvisers for your fund or modify your fund's existing subadvisory agreement without obtaining further approval of the fund's shareholders whenever Pioneer and the board of trustees believe such actions will benefit you and the fund. The staff of the Commission has not taken any action on the exemptive application. There is no assurance that the Commission will grant the relief requested in the exemptive application.

THE ADVISER AND THE SUBADVISER

     Pioneer has served as the investment adviser to the fund since 1993 pursuant to an investment advisory agreement between your fund and Pioneer. As contemplated by Proposal 1, Pioneer proposes that a subadviser be appointed with respect to the fund beginning in 2001. Pioneer represents that it has the experience and expertise to evaluate, select and supervise subadvisers who can add value to shareholders' investments in the fund.

     Proposed subadviser approval policy. Approval of the subadviser approval policy will not affect any of the requirements under the federal securities laws that govern the fund, Pioneer, any proposed subadviser, including Prudential, or any proposed subadvisory agreement, including the agreement with Prudential in Proposal 1 of this proxy statement, other than the requirement to have a subadvisory agreement approved at a meeting of your fund's shareholders. The board of trustees of the fund, including the independent trustees, will continue to evaluate and approve all new subadvisory agreements between Pioneer and any subadviser as well as all changes to any subadvisory agreements. In addition, if the requested relief is granted by the Commission, the fund and Pioneer will be subject to several conditions imposed by the Commission to ensure that the interests of the fund's shareholders are adequately protected whenever Pioneer acts under the subadviser approval policy. Furthermore, within 90 days of a change to your fund's subadvisory arrangements, the fund will provide you with an information statement that contains substantially the same relevant information about the subadviser, the subadvisory agreement and the subadvisory fee that the fund would be required to send to you in a proxy statement. This information statement will permit the fund's shareholders to determine if they are satisfied with the subadvisory arrangement. If not satisfied, the shareholders would be able to exchange their shares for another fund or redeem their shares. Exchanges and redemptions may be subject to transaction or distribution fees and generally are taxable transactions.

     Shareholder approval of this proposal will not result in an increase or decrease in the total amount of investment advisory fees paid by the fund to Pioneer. If the fund implements this policy, Pioneer, pursuant to its management contract with the fund, will continue, directly or through subadvisers, to provide the same level of management and administrative services to the fund as it has always provided.

     If the exemptive order is granted, the relief would apply to at least the following situations: (1) the subadviser is removed for substandard performance;
(2) an individual acting as the fund's portfolio manager moves from employment with the subadviser to another firm; (3) there is a change of control of the subadviser; (4) Pioneer decides to diversify the fund's management by adding another subadviser; (5) there is a change in investment style of the fund; and
(6) Pioneer negotiates a reduction (or the subadviser negotiates an increase) in the subadvisory fee that Pioneer pays to the subadviser. Furthermore, where there is a decrease in a subadviser's compensation paid by Pioneer, any increase in the compensation available for retention by Pioneer would not be deemed to be an increase in advisory compensation that requires a shareholder meeting. The subadviser approval policy will not be used to approve any subadviser that is affiliated with Pioneer as that term is used in the 1940 Act or to materially amend any subadvisory agreement with an affiliated subadviser. Instead, a special shareholder meeting would be called to permit shareholders to approve any subadvisory arrangement with an affiliated subadviser.

REASONS FOR REQUESTING SECTION 15 EXEMPTIVE RELIEF

     The trustees believe that it is in the best interest of the fund and its shareholders to allow Pioneer to provide its investment advisory services to the fund through one or more subadvisers which have particular expertise in the type of investments on which the fund focuses. In addition, the trustees believe that providing Pioneer with maximum flexibility to select, supervise and evaluate subadvisers -- without incurring the necessary delay or expense of obtaining further shareholder approval -- is in the best interest of the fund's shareholders because it will allow the fund to operate more efficiently. Currently, in order for Pioneer to appoint a subadviser or materially modify a subadvisory agreement, the fund must call and hold a shareholder meeting of the fund, as it was required to do to consider the appointment of Prudential, create and distribute proxy materials, and solicit votes from the fund's shareholders. This process is time-intensive, costly and slow. Without the delay inherent in holding shareholder meetings, the fund would be able to act more quickly to appoint a subadviser when the trustees and Pioneer feel that the appointment would benefit the fund.

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

     Also, the trustees believe that it is appropriate to vest the selection, supervision and evaluation of the subadvisers in Pioneer (subject to review by the board of trustees) in light of Pioneer's expertise in investment management and its ability to select the most appropriate subadviser(s). The trustees believe that many investors choose to invest in the fund because of Pioneer's investment management experience and expertise. Pioneer believes that it can use this experience and expertise in evaluating and choosing subadvisers who can add the most value to your investment in the fund.

     Finally, the trustees will provide sufficient oversight of the subadviser approval policy to ensure that shareholders' interests are protected whenever Pioneer selects a subadviser or modifies a subadvisory agreement. The board, including a majority of the independent trustees, will continue to evaluate and approve all new subadvisory agreements as well as any modification to existing subadvisory agreements. In their review, the trustees will analyze all factors that they consider to be relevant to the determination, including the nature, quality and scope of services provided by the subadvisers. The trustees will compare the investment performance of the assets managed by the subadviser with other accounts with similar investment objectives managed by other advisers and will review the subadviser's compliance with federal securities laws and regulations. Each subadvisory agreement will be subject to all provisions of the 1940 Act, except for the specific provisions of the 1940 Act for which the Commission grants the exemptive order.

REQUIRED VOTE

     Approval of this proposal requires the affirmative 1940 Act Majority Vote (as defined in Proposal 1 above) of the fund's outstanding shares. If the fund does not approve this proposal, the subadviser approval policy will not be adopted and decisions regarding a proposed subadviser or a material change to a subadvisory agreement will continue to require shareholder approval. Adoption of the subadviser approval policy is subject to receipt of the requested exemptive order the granting of which or its timing is uncertain. If the Commission declines to grant the order, the subadviser approval policy will not be adopted.

RECOMMENDATION

     FOR THE REASONS SET FORTH ABOVE, THE TRUSTEES OF YOUR FUND UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSED POLICY ALLOWING PIONEER AND THE BOARD OF TRUSTEES TO APPOINT OR TERMINATE SUBADVISERS AND TO APPROVE AMENDMENTS TO SUBADVISORY AGREEMENTS WITHOUT SHAREHOLDER APPROVAL.

                          PROPOSALS 3(A) THROUGH 3(G)
          ELIMINATION OR AMENDMENT OF VARIOUS INVESTMENT RESTRICTIONS

GENERAL

     Pioneer and your board of trustees recommend that the changes discussed below be made to modernize your fund's fundamental investment restrictions. We are asking you to vote on these changes because the restrictions described below are fundamental and may be changed only with shareholder approval.

     The 1940 Act requires mutual funds to adopt fundamental investment restrictions covering certain types of investment practices. Your fund, however, is also subject to a number of other fundamental restrictions that are not required by the 1940 Act or any other current laws or are more restrictive than required by such laws. Four of the investment restrictions that the trustees propose to modify were adopted to reflect certain regulatory, business or industry conditions which are no longer in effect, especially the "blue sky" laws formerly imposed by state securities regulations. The fundamental restriction on borrowing would be liberalized to the extent permitted under the 1940 Act. The fundamental restrictions on issuing senior securities and investments in real estate would be clarified.

     Pioneer expects that you will benefit from these proposed changes to the fund's investment restrictions in several ways. The fund would have the same degree of flexibility to respond to new developments and changing trends in the marketplace that other comparable funds typically have. Pioneer believes that this added flexibility will make your fund more competitive among its peer group of funds. The proposed changes to the fund's investment restrictions are also designed to produce a clearer and more concise set of restrictions. These revised restrictions parallel the investment restrictions of other funds managed by Pioneer, which will facilitate Pioneer's compliance efforts.

PROPOSED AMENDMENT TO INVESTMENT RESTRICTIONS

     The table below sets forth the fund's current fundamental restrictions in the left-hand column and the proposed amended restrictions in the right-hand column. The current restrictions are presented in the same order as they are listed in the fund's statement of additional information. The amended restrictions, if approved, will be revised in the fund's amended statement of additional information. Pioneer does not anticipate that the approval of these changes will result in any material modification of the fund's operations at the present time.

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
PROPOSAL            CURRENT RESTRICTION                     AMENDED RESTRICTION
--------            -------------------                     -------------------
3(a)       The fund may not issue senior           The fund may not issue senior
           securities, except as permitted by the  securities, except as permitted by the
           fund's borrowing, lending and           1940 Act and the rules and
           commodity restrictions, and for         interpretive positions of the
           purposes of this restriction, the       Commission thereunder. Senior
           issuance of shares of beneficial        securities that the fund may issue in
           interest in multiple classes or         accordance with the 1940 Act include
           series, the purchase or sale of         borrowing, futures, when-issued and
           options, futures contracts, options on  delayed delivery securities and
           futures contracts, forward commit-      forward foreign currency exchange
           ments, forward foreign exchange         transactions (italicized wording is
           contracts, repurchase agreements,       not intended to be part of the
           reverse repurchase agreements, dollar   restriction but an explanation of the
           rolls, swaps and any other financial    restriction's scope).
           transaction entered into pursuant to
           the fund's investment policies as
           described in the prospectus and this
           statement of additional information
           and in accordance with applicable
           Commission pronouncements, as well as
           the pledge, mortgage or hypothecation
           of the fund's assets within the
           meaning of the fund's fundamental
           investment restriction regarding
           pledging, are not deemed to be senior
           securities.
           EXPLANATION:  The 1940 Act generally prohibits a mutual fund from issuing senior securities except in connection with borrowing permitted under the 1940
           Act. The Commission's staff has taken the position that certain types of investment techniques fall within the 1940 Act's definition of senior security but are not prohibited if certain measures are taken to prevent the technique or investment from having a leveraging effect on the mutual fund. The proposed revisions to the fund's investment restriction on senior securities are intended to clarify that the fund is only restricted from issuing senior securities to the extent required by the rules and interpretive positions of the Commission. The current formulation, that uses an enumeration of permitted activities, entails the risk that future investment products or techniques may fall within the 1940 Act's definition of a senior security but would be exempt from treatment as senior securities pursuant to interpretive positions of the
           Commission. Under the current restriction, the fund would not be permitted to engage in any investment technique or product that may be deemed in the future to involve the issuance of a senior security without shareholder approval, while competitive funds may be able to engage in such activities without the delay and cost of shareholder action. In addition, the revised restriction is drafted in a clearer, more readily understandable manner.
3(b)       The fund may not borrow money, except   The fund may not borrow money, except
           from banks as a temporary measure to    the fund may: (a) borrow from banks or
           facilitate the meeting of redemption    through reverse repurchase agreements
           requests or for extraordinary or        in an amount up to 33 1/3% of the
           emergency purposes and except pursu-    fund's total assets (including the
           ant to reverse repurchase agreements    amount borrowed); (b) to the extent
           or dollar rolls, in all cases in        permitted by applicable law, borrow up
           amounts not exceeding 10% of the        to an additional 5% of the fund's
           fund's total assets (including the      assets for temporary purposes; (c)
           amount borrowed) taken at market        obtain such short-term credits as are
           value.                                  necessary for the clearance of
                                                   portfolio transactions; (d) purchase
                                                   securities on margin to the extent
                                                   permitted by applicable law; and (e)
                                                   engage in transactions in mortgage
                                                   dollar rolls that are accounted for as
                                                   financings.

PROPOSAL            CURRENT RESTRICTION                     AMENDED RESTRICTION
--------            -------------------                     -------------------
           EXPLANATION:  This amendment would promote uniformity among Pioneer mutual funds. These changes afford the fund the maximum flexibility to borrow money permitted under the 1940 Act if Pioneer determines that such borrowing is in the best interests of the fund and is consistent with both the fund's investment objective and with the requirements of the 1940 Act. The proposal does not reflect a change in the fund's anticipated borrowing activity and
           Prudential, if appointed as subadviser, is not expected to cause the fund to increase borrowing in connection with the management of the fund. The percentage limitation on borrowing would be revised upward from 10% to 33 1/3%
           of the fund's total assets and an additional 5% authority for temporary purposes is proposed to be added to conform to the percentage limitation included in the 1940 Act. The authority to obtain short-term credits would help to facilitate the clearance of portfolio transactions and, to the extent determined advisable for portfolio management reasons, reduce the cash position the fund needs to maintain. Margin purchases would also be permitted to the extent allowed by law. The 1940 Act allows the Commission the authority to adopt regulations restricting the use of margin by investment companies.
           While no such regulations have been adopted, the Commission has indicated that it considers margin transactions to involve the issuance of senior securities, which is restricted under the 1940 Act. Any borrowing involves risk, including risk associated with leverage. To the extent that the fund incurs debt to purchase additional securities, the fund will incur a loss unless the income or gain on such investment exceeds the interest payable with respect to the borrowing. If the fund loses money on its investment, any indebtedness will have the effect of increasing such loss.
           Except for short-term borrowings in connection with the settlement of redemptions or the purchase of portfolio securities, the fund has not to date incurred any borrowing.
3(c)       The fund may not purchase securities    ELIMINATE AS A FUNDAMENTAL INVESTMENT
           on margin, but may obtain such          RESTRICTION.
           short-term credits as may be necessary
           for clearance of purchases and sales
           of securities.
           EXPLANATION:  The 1940 Act does not require that this restriction be fundamental. The amendment to the restriction on the fund's ability to borrow includes limits on margin purchases to the extent such purchases are permitted by law. The 1940 Act allows the Commission the authority to adopt regulations restricting the use of margin by investment companies. While no such regulations have been adopted, the Commission has indicated that it considers margin transactions to involve the issuance of senior securities, which is restricted under the 1940 Act.
3(d)       The fund may not make short sales of    ELIMINATE AS A FUNDAMENTAL INVESTMENT
           securities unless at the time of such   RESTRICTION.
           sale it owns or has the right to        THE FOLLOWING WOULD BE ADOPTED AS A
           acquire as a result of the ownership    NON-FUNDAMENTAL POLICY:
           of convertible or exchangeable          The fund may not engage in short
           securities, and without the payment of  sales, except short sales further consideration, an equal amount  against-the-box.
           of such securities which it will
           retain so long as it is in a short
           position. At no time will more than
           10% of the value of the fund's assets
           be committed to short sales.
           EXPLANATION:  The 1940 Act does not require that this restriction be fundamental. The fund would adopt a non-fundamental policy (that could be amended or eliminated in the future without shareholder approval) to limit short sales to short sales "against-the-box." In a short sale "against-
           the-box", the fund owns or has the right to acquire the security sold short.
3(e)       The fund may not invest in real         The fund may not invest in real
           estate.                                 estate, except that the fund may
                                                   invest in securities of issuers that
                                                   invest in real estate or interests
                                                   therein, securities that are secured
                                                   by real estate or interests therein,
                                                   securities of real estate investment
                                                   trusts and mortgage-backed securities.

PROPOSAL            CURRENT RESTRICTION                     AMENDED RESTRICTION
--------            -------------------                     -------------------
           EXPLANATION:  The 1940 Act requires that the fund adopt a fundamental policy regarding whether the fund may invest in real estate. The purpose of this requirement is to allow investors in the fund to clearly understand the permitted scope of the fund's investments since an investment in real estate involves significantly different investment experience than an investment in securities. However, an investment in real estate related securities primarily requires portfolio management expertise rather than a specific expertise in real estate. Pioneer employs portfolio managers and analysts who specialize in such real estate related securities. The purpose of the amendment is to more clearly express the intention that the fund will not directly invest in real estate but may invest in issuers in real estate related businesses, such as
           REITs, or in fixed income securities secured by real estate. The proposed amendment will, therefore, clarify that the fund's investments may include real estate related opportunities that are within the scope of its investment objectives and policies.
3(f)       The fund may not participate on a       ELIMINATE AS A FUNDAMENTAL INVESTMENT
           joint or joint-and-several basis in     RESTRICTION.
           any securities trading account.
           EXPLANATION:  The 1940 Act does not require that this restriction be fundamental. The fund's current policy prevents the fund from participating in joint trading accounts with other Pioneer funds in circumstances in which such participation may be advantageous to the fund and such participation does not present any material risks to the fund. Since any such participation will continue to be subject to the approval of the fund's trustees, including the fund's independent trustees, the trustees believe that the current policy does not add any additional protection to the fund's shareholders and may prevent the fund from taking advantage of efficiencies that a joint trading account may offer.
3(g)       The fund may not enter into             ELIMINATE AS A FUNDAMENTAL INVESTMENT
           transactions with officers, trustees    RESTRICTION.
           or other affiliated persons of the
           fund or its investment adviser or
           underwriter, or any organization
           affiliated with such persons, except
           securities transactions on an agency
           basis at standard commission rates, as
           limited by the provisions of the 1940
           Act.
           EXPLANATION:  The 1940 Act does not require that this be a fundamental restriction. The policy was designed to prevent the fund from entering into transactions with affiliates of the adviser on terms that are more favorable to the adviser's affiliate than could be obtained from an unaffiliated third party. As a matter of policy, the fund does not engage in transactions with its affiliates except as permitted by the 1940 Act and subject to review and approval by the fund's trustees. The fund does not currently anticipate that the fund would enter into transactions with officers, trustees or other affiliates, but if the circumstances arose under which such a transaction was in the best interest of the fund and its shareholders, the proposed elimination of the fundamental policy would allow the fund's trustees to take advantage of such circumstances.

TRUSTEES' RECOMMENDATION

     The trustees believe that the proposed amendments to the fund's fundamental restrictions will more clearly reflect current regulatory practice and will expand the investment opportunities available to the fund. Accordingly, the trustees recommend that you approve the proposed changes as described above.

REQUIRED VOTE

     Approval of each of Proposals 3(a) through 3(g) requires the affirmative 1940 Act Majority Vote (as defined in Proposal 1 above) of the fund's outstanding shares. If the required approval to change any restriction is not obtained, the current investment restriction will continue in effect.

RECOMMENDATION

     FOR THE REASONS SET FORTH ABOVE, TRUSTEES OF YOUR FUND UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE FOR EACH PROPOSAL TO AMEND THE FUND'S INVESTMENT RESTRICTIONS.

                       INFORMATION CONCERNING THE MEETING

OUTSTANDING SHARES AND QUORUM

     As of the record date, 16,082,813.917 Class A shares, 1,653,622.722 Class B shares and 358,485.780 Class C shares of beneficial interest of the fund were outstanding. Only shareholders of record as of the record date are entitled to notice of and to vote at the meeting. One-third of the outstanding shares of the fund that are entitled to vote will be considered a quorum for the transaction of business by the fund.

OWNERSHIP OF SHARES OF THE FUND

     To the knowledge of the trust, as of January 31, 2001, the following persons owned of record or beneficially 5% or more of the outstanding Class A, Class B, Class C and Class Y shares of the fund.

                                               NO. AND CLASS OF     PERCENTAGE
NAME AND ADDRESS                                 SHARES OWNED      OF CLASS (%)
----------------                               ----------------    ------------
MLPF&S for the sole benefit of its customers      21,331.125           6.09%
Mutual Fund Administration 97JH3                     Class C
4800 Deer Lake Drive East 2nd Floor
Jacksonville, FL 32246-6484

SHAREHOLDER PROPOSALS

     Your fund is not required to hold annual meetings of shareholders and does not currently intend to hold an annual meeting of shareholders in 2001. A shareholder proposal intended to be presented at the next meeting of shareholders of the fund, whenever held, must be received at the fund's offices, 60 State Street, Boston, Massachusetts 02109, at a reasonable time prior to the trustees' solicitation of proxies for the meeting. The submission by a shareholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under the federal securities laws.

SHARES HELD IN RETIREMENT PLANS

     The trustee or custodian of certain retirement plans is required to vote any unvoted fund shares held in such plans in proportion to the percentages voted by shareholders in person or by proxy.

PROXIES, QUORUM AND VOTING AT THE MEETING

     Any shareholder who has given his or her proxy to someone has the power to revoke that proxy at any time prior to its exercise by executing a superseding proxy or by submitting a notice of revocation to the secretary of the fund. In addition, although mere attendance at the shareholder meeting will not revoke a proxy, a shareholder present at the shareholder meeting may withdraw his or her proxy and vote in person. All properly executed and unrevoked proxies received in time for the shareholder meeting will be voted in accordance with the instructions contained in the proxies. If no instruction is given, the persons named as proxies will vote the shares represented thereby in favor of the proposals described above and will use their best judgment in connection with the transaction of such other business as may properly come before the shareholder meeting or any adjournment thereof.

     One each proposal, all classes of shares of the fund vote as a single class. One-third of the outstanding shares of the fund that are entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business with respect to any proposal; however, since each proposal must be approved by a 1940 Act Majority Vote, at least 50% of the outstanding shares must be present in person or by proxy at the meeting to approve any of the proposals. In the event that at the time any session of the shareholder meeting is called to order, a quorum is not present in person or by proxy, the persons named as proxies may vote those proxies which have been received to adjourn the shareholder meeting to a later date. In the event that a quorum is present but sufficient votes in favor of any of the proposals have not been received, the persons named as proxies may propose one or more adjournments of the shareholder meeting to permit further solicitation of proxies with respect to such proposal. Any such adjournment will require the affirmative vote of more than one-half of the shares of the fund present in person or by proxy at the session of the shareholder meeting to be adjourned. The persons named as proxies will vote those proxies which they are entitled to vote in favor of any such proposal in favor of such an adjournment and will vote those proxies required to be voted against any such proposal against any such adjournment. A shareholder vote may be taken on one or more of the proposals in the proxy statement prior to such adjournment if sufficient votes for its approval have been received and it is otherwise appropriate. Such vote will be considered final regardless of whether the meeting is adjourned to permit additional solicitation with respect to any other proposal.

     Shares of your fund represented in person or by proxy, including shares which abstain or do not vote with respect to a proposal, will be counted for purposes of determining whether there is a quorum at the shareholder meeting. Accordingly, an abstention from voting has the same effect as a vote against a proposal. However, if a broker or nominee holding shares in "street name" indicates on the proxy card that it does not have discretionary authority to vote on a proposal, those shares will not be considered present and entitled to vote on that proposal. Thus, a "broker non-vote" has no effect on the voting in determining whether a proposal has been adopted by 67% or more of the fund's shares present at the shareholder meeting, if more than 50% of the outstanding shares (excluding the "broker non-votes") of the fund are present or represented. However, for purposes of determining whether a proposal has been adopted by more than 50% of the outstanding shares of the fund, a "broker non-vote" has the same effect as a vote against that proposal because shares represented by a "broker non-vote" are considered to be outstanding shares.

OTHER BUSINESS

     While the shareholder meeting has been called to transact any business that may properly come before it, the only matters that the trustees intend to present are those matters stated in the attached notice of special meeting of shareholders. However, if any additional matters properly come before the shareholder meeting, and on all matters incidental to the conduct of the meeting, the persons named in the enclosed proxy intend to vote the proxy in accordance with their judgment on such matters unless instructed to the contrary.

METHOD OF SOLICITATION AND EXPENSES

     The cost of preparing, assembling and mailing this proxy statement, the attached notice of special meeting of shareholders and the accompanying proxy card will be borne by Pioneer. In addition to soliciting proxies by mail, Pioneer may, at its expense, have one or more of the fund's officers, representatives or compensated third-party agents, including Pioneer, Pioneer Investment Management Shareholder Services, Inc. ("PIM Shareholder Services") and Pioneer Funds Distributor, Inc. aid in the solicitation of proxies by personal interview or telephone and telegraph and may request brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of the shares held of record by such persons.

     The fund may also arrange to have votes recorded by telephone, the Internet or other electronic means. The voting procedures used in connection with such voting methods are designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded. If these procedures were subject to a successful legal challenge, such votes would not be counted at the shareholder meeting. The fund is unaware of any such challenge at this time. In the case of telephone voting, shareholders would be called at the phone number PIM Shareholder Services has in its records for their accounts, and would be asked for their Social Security number or other identifying information. The shareholders would then be given an opportunity to authorize proxies to vote their shares at the meeting in accordance with their instructions. In the case of automated telephone and Internet voting, shareholders would be required to provide their Social Security number or other identifying information and will receive a confirmation of their instructions.

     Persons holding shares as nominees will be reimbursed by Pioneer, upon request, for the reasonable expenses of mailing soliciting materials to the principals of the accounts.

March 9, 2001

                                   EXHIBIT A

                     FORM OF PROPOSED SUBADVISORY AGREEMENT

                             SUBADVISORY AGREEMENT

     SUBADVISORY AGREEMENT made as of the      day of             , 2001 by and
between PIONEER INVESTMENT MANAGEMENT, INC., a Delaware corporation with its principal place of business at 60 State Street, Boston, Massachusetts 02109 (the "Manager"), and THE PRUDENTIAL INVESTMENT CORPORATION, a New Jersey corporation with its principal place of business at Gateway Center 2, McCarter Highway and Market Street, Newark, New Jersey 07102 ("Subadviser"). The Manager is a company belonging to the UniCredito Italiano banking group, Register of banking groups.

                              W I T N E S S E T H

     WHEREAS, pursuant to authority granted to the Manager by the Board of Trustees of the PIONEER BALANCED FUND (the "Fund") and pursuant to the provisions of the Management Contract dated as of October 24, 2000 between the Manager and the Fund (the "Management Contract"), the Manager has selected the Subadviser to act as a sub-investment adviser of the Fund and to provide certain other services, as more fully set forth below, and to perform such services under the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is agreed as follows:

     1. THE SUBADVISER'S SERVICES. (a) The Subadviser shall act as investment adviser with respect to such portion of the Fund's assets as the Manager designates from time to time. In such capacity, the Subadviser will, subject to the supervision of the Manager, manage the investment and reinvestment of the assets of the Fund, continuously review and analyze the investments in the Fund's portfolio and furnish reports to the Manager regarding such investments.

     In selecting the Fund's portfolio securities and performing the Subadviser's obligations hereunder, the Subadviser shall comply with the provisions of the Fund's Declaration of Trust and By-laws, the Investment Company Act of 1940, as amended (the "1940 Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect as set forth in the Fund's then current Prospectus and Statement of Additional Information. The Subadviser shall cause the Fund to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, for qualification as a regulated investment company. The Subadviser shall also comply with any policies, guidelines, procedures and instructions as the Manager may from time to time establish and deliver to the Subadviser. Notwithstanding the foregoing, the Subadviser shall, upon written instructions from the Manager, effect such portfolio transactions for the Fund as the Manager may from time to time direct.

     (b) The Subadviser shall be responsible for voting proxies and acting on other corporate actions with respect to the securities held by the portion of the Fund's assets advised by the Subadviser.

     (c) The Subadviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Fund, except as otherwise provided herein or as may be necessary for the Subadviser to supply to the Manager, the Fund or the Fund's Board of Trustees (the "Trustees") the information required to be supplied under this Agreement.

     (d) The Subadviser shall maintain separate books and detailed records of all matters pertaining to the portion of the Fund's assets advised by the Subadviser required by Rule 31a-1 under the 1940 Act relating to its responsibilities provided hereunder with respect to the Fund, and shall preserve such records for the periods and in a manner prescribed by Rule 31a-2 under the 1940 Act (the "Fund's Books and Records"). The Fund's Books and Records shall be available to the Manager at any time upon request and shall be available for telecopying without delay to the Manager during any day the Fund is open for business.

     (e) The Subadviser shall ensure that its Access Persons (as defined in the Subadviser's Code of Ethics) comply in all respects with the Subadviser's Code of Ethics, as in effect from time to time. Upon request, the Subadviser shall provide the Trustees with a (i) a copy of the Subadviser's current Code of Ethics and any and shall inform the Manager of any amendments thereto, and (ii) certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Subadviser's Code of Ethics.

     (f) The Subadviser shall inform the Manager and the Trustees on a current basis of changes in investment strategy or tactics or in key personnel. The Subadviser will make its officers and employees available to meet with the Trustees at least semiannually on due notice to review the investments of the Fund in light of current and prospective economic and market conditions.

     (g) From time to time as the Manager or the Trustees may reasonably request, the Subadviser shall furnish to the Manager and to each of the Trustees written reports on securities held by the portion of the Fund's assets advised by the Subadviser, all in such detail as the Manager or the Trustees may reasonably request.

     (h) It shall be the duty of the Subadviser to furnish to the Trustees such information as may reasonably be necessary in order for the Trustees to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to Sections 8 and 9 hereof.

     2. ALLOCATION OF CHARGES AND EXPENSES. The Subadviser will bear its own costs of providing services hereunder. Other than as herein specifically indicated, the Subadviser shall not be responsible for the Fund's or the Manager's expenses, including brokerage and other expenses incurred in placing orders for the purchase and sale of securities. Specifically, the Subadviser will not be responsible for expenses of the Fund or the Manager, as the case may be, including, but not limited to, the following: (i) charges and expenses for determining from time to time the value of the Fund's net assets and the keeping of its books and records and related overhead; (ii) the charges and expenses of auditors; (iii) the charges and expenses of any custodian, transfer agent, plan agent, dividend disbursing agent and registrar appointed by the Fund; (iv) brokers' commissions and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party; (v) insurance premiums, interest charges, dues and fees for membership in trade associations and all taxes and corporate fees payable by the Fund to federal, state or other governmental agencies; (vi) fees and expenses involved in registering and maintaining registrations of the Fund and/or its shares with the Securities and Exchange Commission (the "Commission"), state or blue sky securities agencies and foreign countries, including the preparation of Prospectuses and Statements of Additional Information for filing with the Commission; (vii) all expenses of shareholders' and Trustees' meetings and of preparing, printing and distributing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies; (viii) charges and expenses of legal counsel to the Fund and the Trustees; (ix) distribution fees paid by the Fund in accordance with Rule 12b-1 promulgated by the Commission pursuant to the 1940 Act; and (x) compensation and expenses of Trustees.

     3. BROKERAGE. The Subadviser shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with broker-dealers selected by the Subadviser. In executing portfolio transactions and selecting broker-dealers or futures commodity merchants, the Subadviser shall seek best execution on behalf of the Fund. In assessing the best execution available for any transaction, the Subadviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer or futures commodity merchant, and the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer or futures commodity merchant to execute a particular transaction, the Subadviser may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Subadviser or an affiliate of the Subadviser exercises investment discretion. The Subadviser is authorized to pay a broker-dealer or futures commodity merchant which provides such brokerage and research services a commission for executing a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer or futures commodity merchant would have charged for effecting that transaction if, but only if, the Subadviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer or futures commodity merchant viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised. It is understood that Prudential Securities Incorporated may be used as broker for securities transactions, but that no formula has been adopted for allocation of the Fund's investment transaction business.

     On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Fund well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable law and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the best execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

     4. INFORMATION SUPPLIED BY THE MANAGER. The Manager shall provide the Subadviser with the Fund's Declaration of Trust, By-laws, Prospectus and Statement of Additional Information, and instructions, as in effect, and as may be amended or supplemented from time to time; and the Subadviser shall have no responsibility for actions taken in reliance on any such documents.

     5. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Subadviser represents and warrants to the Manager that it is registered as an investment adviser under the Advisers Act and covenants that it will remain so registered for the duration of this Agreement.

     The Subadviser has reviewed the Registration Statement, and any amendments or supplements thereto, of the Fund as filed with the Commission and represents and warrants that with respect to disclosure about the Subadviser or information relating directly or indirectly to the Subadviser, such Registration Statement, amendment and/or supplement contains, as of the date thereof, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

     The Subadviser agrees to comply with the requirements of the 1940 Act and the Advisers Act and the respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder; with the provisions of the Registration Statement, as amended or supplemented, of the Fund, and with the policies and procedures approved by the Trustees and provided to the Subadviser.

     6. SUBADVISER'S COMPENSATION. The Manager shall pay to the Subadviser, as compensation for the Subadviser's services hereunder, a fee payable at the annual rate of 0.45% of the Fund's average daily net assets. The fee payable to the Subadviser shall be computed daily and paid monthly in arrears. The Fund shall have no responsibility for any fee payable to the Subadviser.

     The method for determining net assets of the Fund for purposes hereof shall be the same as the method for determining net assets for purposes of establishing the offering and redemption prices of Fund shares as described in the Fund's Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for that portion of such month during which this Agreement is in effect.

     7. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed to be an agent of the Fund or of the Manager.

     8. ASSIGNMENT AND AMENDMENTS. This Agreement shall automatically terminate, without the payment of any penalty, in the event of (i) its assignment, including any change in control of the Manager or the Subadviser, or
(ii) in the event of the termination of the Management Contract; provided that such termination shall not relieve the Manager or the Subadviser of any liability incurred hereunder.

     The terms of this Agreement may be amended at any time by an instrument in writing executed by both parties hereto or their respective successors, provided that with regard to amendments of substance such amendment shall (unless such approval is not required pursuant to an exemptive order issued by the Commission) have been first approved by the affirmative vote of a majority of the outstanding voting securities of the Fund and also approved by the affirmative vote of a majority of Trustees of the Fund voting in person, including a majority of the Trustees who are not interested persons of the Fund, the Manager or the Subadviser, at a meeting called for the purpose of voting on such change.

     9. DURATION AND TERMINATION. (a) This Agreement shall become effective as of the date first above written and shall remain in full force and effect continually thereafter, subject to renewal as provided in Section 9(b) and unless terminated automatically as set forth in Section 8 hereof or until terminated as follows:

     (i) The Manager may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadviser;

     (ii) The Fund may cause this Agreement to terminate either (x) by vote of its Trustees or (y) by the affirmative vote of a majority of the outstanding voting securities of the Fund; and

     (iii) The Subadviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager.

     (b) This Agreement shall automatically terminate on December 31 of any year, beginning on December 31, 2002, in which its terms and renewal shall not have been approved by (i) a majority vote of the Trustees, including a majority vote of the Trustees who are not interested persons of the Fund, the Manager or the Subadviser, at a meeting called for the purpose of voting on such approval or (ii) the affirmative vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Subadviser may continue to serve hereunder as to the Fund in a manner consistent with the 1940 Act and the rules and regulations thereunder.

     Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

     In the event of termination of this Agreement for any reason, the Subadviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Fund and with respect to any of its assets, except as expressly directed by the Manager. In addition, the Subadviser shall deliver the Fund's Books and Records to the Manager by such means and in accordance with such schedule as the Manager shall direct and shall otherwise cooperate, as reasonably directed by the Manager, in the transition of portfolio asset management to any successor of the Subadviser, including the Manager.

     10. CERTAIN DEFINITIONS.  For the purposes of this Agreement:

     (a) "Affirmative vote of a majority of the outstanding voting securities of the Fund" means the affirmative vote, at an annual or special meeting of shareholders of the Fund, duly called and held, (i) of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present (in person or by proxy), or (ii) of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

     (b) "Interested persons" and "Assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act.

     11. LIABILITY AND INDEMNIFICATION. The Subadviser will not be liable for any loss sustained by reason of the adoption of any investment policy or the purchase, sale, or retention of any security on the recommendation of the Subadviser, whether or not such recommendation shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation, if such recommendation shall have been made and such other individual, firm, or corporation shall have been selected, with due care and in good faith; but nothing herein contained will be construed to protect the Subadviser against any liability to the Manager, the Fund or its shareholders by reason of: (a) the Subadviser's causing the Fund to be in violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Fund's prospectus or Statement of Additional Information or any written guidelines or instruction provided in writing by the Trustees or the Manager, (b) the Subadviser's causing the Fund to fail to satisfy the diversification or source of income requirements of Subchapter M of the Code, or (c) the Subadviser's willful misfeasance, bad faith or gross negligence generally in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement.

     The Subadviser will indemnify and hold harmless the Manager, its affiliated persons and the Fund (collectively, the "Indemnified Persons") to the fullest extent permitted by law against any and all loss, damage, judgments, fines, amounts paid in settlement and attorneys fees incurred by any Indemnified Person to the extent resulting, in whole or in part, from any of the Subadviser's acts or omissions specified in (a), (b) or (c) above, any breach of any duty or warranty hereunder of the Subadviser or any inaccuracy of any representation of the Subadviser made hereunder, provided, however, that nothing herein contained will provide indemnity to any Indemnified Person for liability resulting from its own willful misfeasance, bad faith, or gross negligence in the performance of its duties or reckless disregard of such duties.

     The Manager shall indemnify and hold harmless the Subadviser to the fullest extent permitted by law against any and all loss, damage, judgments, fines, amounts paid in settlement and attorneys fees incurred by the Subadviser to the extent resulting, in whole or in part, from (x) the Manager's willful misfeasance, bad faith or gross negligence generally in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement and (y) any breach of any duty or warranty hereunder of the Manager or any inaccuracy of any representation of the Manager made hereunder, provided, however, that nothing herein contained will provide indemnity to the Subadviser for liability resulting from its own willful misfeasance, bad faith, or gross negligence in the performance of its duties or reckless disregard of such duties.

     Neither the Manager nor the Subadviser shall be obligated to make any indemnification payment in respect of any settlement as to which it has not been notified and consented, such consent not to be unreasonably withheld. Neither the Manager nor the

Subadviser shall be liable for any special, consequential, punitive or indirect damages arising out of, or pursuant to or in connection with this agreement.

     12. ENFORCEABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     13. LIMITATION OF LIABILITY. The parties to this Agreement acknowledge and agree that all litigation arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the Fund and that no Trustee, officer or holder of shares of beneficial interest of the Fund shall be personally liable for any of the foregoing liabilities. The Fund's Certificate of Trust, as amended from time to time, is on file in the Office of the Secretary of State of the State of Delaware. The Fund's Declaration of Trust describe in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest.

     14. INSURANCE. The Subadviser will maintain at all times insurance coverage for errors and omissions that is reasonable and customary in light of its duties hereunder.

     15. JURISDICTION. This Agreement shall be governed by and construed in accordance with the substantive laws of The Commonwealth of Massachusetts and the Subadviser consents to the jurisdiction of courts, both state or federal, in Boston, Massachusetts, with respect to any dispute under this Agreement.

     16. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

                                                 PIONEER INVESTMENT MANAGEMENT,
ATTEST:                                          INC.
                                                 By:
                                                 --------------------------------
                                                 Name:
                                                 Title:
                                                 THE PRUDENTIAL INVESTMENT
ATTEST:                                          CORPORATION
                                                 By:
                                                 --------------------------------
                                                 Name:
                                                 Title:

                                   EXHIBIT B

ADDITIONAL INFORMATION PERTAINING TO PRUDENTIAL

     Prudential is a wholly owned subsidiary of Prudential Asset Management Holding Company, which is a wholly owned subsidiary of The Prudential Insurance Company of America, a policyholder-owned life insurance company that is currently in the process of converting to an investor-owned structure. Prudential was established in 1984 and had over $300 billion in assets under management as of December 31, 2000. Prudential's principal place of business is located at Gateway Center 2, McCarter Highway and Market Street, Newark, New Jersey 07102.

DIRECTORS AND OFFICERS OF THE PRUDENTIAL INVESTMENT CORPORATION:

John Robert Strangfeld         Director, Chairman    Gateway Center 3,
                               and President         Newark, NJ 07102
Lee D. Augsburger              Vice President,       Gateway Center 2,
                               Compliance            Newark, NJ 07102
Philip Nicholas Russo          Vice President        Gateway Center 3,
                                                     Newark, NJ 07102
Jack Warren Gaston             Director              Gateway Center 2,
                                                     Newark, NJ 07102
John Howard Hobbs              Director              Jennison Associates, LLC
                                                     466 Lexington Avenue
                                                     New York, NY 10017
James Joseph Sullivan          Director              Gateway Center 2,
                                                     Newark, NJ 07102
Bernard Bruce Winograd         Director              Gateway Center 3,
                                                     Newark, NJ 07102
Neil Jasey                     Vice President        Gateway Center 3,
                                                     Newark, NJ 07102
William V. Healey              Secretary             Gateway Center 3,
                                                     Newark, NJ 07102
C. Edward Chaplin              Treasurer             751 Broad Street
                                                     Newark, NJ 07102

THE FUND'S PORTFOLIO TRANSACTION POLICY

     All orders for the purchase or sale of portfolio securities are placed on behalf of the fund by Prudential subject to Pioneer's supervision pursuant to authority contained in the existing management contract and proposed subadvisory agreement. In executing portfolio transactions and selecting broker-dealers or futures commodity merchants, Prudential is required to seek best execution on behalf of the fund. In assessing the best execution available for any transaction, Prudential considers all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer or futures commodity merchant, and the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer or futures commodity merchant to execute a particular transaction, Prudential may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities Exchange Act of 1934) provided to the fund and/or other accounts over which Prudential or its affiliates exercise investment discretion. Prudential is authorized to pay a broker-dealer or futures commodity merchant which provides such brokerage and research services a commission for executing a portfolio transaction for the fund that is in excess of the amount of commission another broker-dealer or futures commodity merchant would have charged for effecting that transaction if, but only if, Prudential determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer or futures commodity merchant viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised. It is understood that Prudential Securities Incorporated, an affiliate of Prudential, may be used as broker for securities transactions, but that no formula has been adopted for allocation of the fund's investment transaction business.

     On occasions when Prudential deems the purchase or sale of a security or futures contract to be in the best interest of the fund well as its other clients, to the extent permitted by applicable law and regulations, Prudential may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the best execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by Prudential in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the fund and to such other clients.

SIMILAR FUNDS MANAGED BY PRUDENTIAL

     Prudential serves as the investment adviser to the following funds with investment objectives similar to your fund's objective.

                                    NET ASSETS OF         MANAGEMENT FEE RATE FOR
                                  SIMILAR FUND AS OF    SIMILAR FUND AS A PERCENTAGE
SIMILAR FUND                      DECEMBER 31, 2000     OF AVERAGE DAILY NET ASSETS
------------                      ------------------    ----------------------------
Prudential Active Balanced Fund    $1,085,491,646                .65% of 1%

INFORMATION PERTAINING TO PIONEER

     Pioneer Funds Distributor (PFD), 60 State Street, Boston, Massachusetts 02109, is the principal underwriter for the fund in connection with the continuous offering of its shares. PFD is an indirect wholly owned subsidiary of Pioneer Investment Management USA Inc.

     For the fund's fiscal year ended December 31, 2000, the fund paid Pioneer aggregate investment advisory fees of $1,333,884. The fund also paid PFD aggregate compensation of $670,252 for its distribution services and PIM Shareholder Services $522,799 for its transfer agency services to the fund. The services of PFD and PIM Shareholder Services will not be affected by the approval or rejection of the proposed subadvisory agreement. The fund did not use any brokers affiliated with Pioneer during the fiscal year ended December 31, 2000 in connection with its portfolio transactions.

     John F. Cogan, Jr. and David D. Tripple, trustees and officers of the fund, received a portion of the consideration in connection with the sale of The Pioneer Group, Inc., the former parent company of Pioneer, to UniCredito. In addition, Mr. Cogan received a bonus from The Pioneer Group, Inc. of $700,000 in connection with such transaction.

------------------------------------------------------- -----------------------------------------------------
         PIONEER BALANCED FUND                          PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
                                                        TO BE HELD APRIL 17, 2001
                                                        VOTE VIA THE INTERNET:
                                                        HTTPS://VOTE.PROXY-DIRECT.COM

                                                        VOTE VIA THE TELEPHONE:
                                                        1-800-597-7836
------------------------------------------------------- -----------------------------------------------------


[CONTROL NUMBER]


PIONEER BALANCED FUND

I (we), having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint John F. Cogan, Jr., David D. Tripple, Dorothy E. Bourassa and Joseph P. Barri, and each of them, my
(our) attorneys (with full power of substitution in them and each of them) for and in my (our) name(s) to attend the Special Meeting of Shareholders of my
(our) fund to be held on April 17, 2001, at 2 p.m. (Boston time) at the offices of Hale and Dorr LLP, counsel to the fund, 60 State Street, 26th Floor, Boston, Massachusetts 02109, and any adjourned session or sessions thereof, and there to vote and act upon the following matters (as more fully described in the accompanying proxy statement) in respect of all shares of the fund which I (we) will be entitled to vote or act upon, with all the powers I (we) would possess if personally present.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

                                      Date _______________________, 2001

                                      NOTE: In signing, please
                                      write name(s) exactly as
                                      appearing hereon. When
                                      signing as attorney,
                                      executor, administrator
                                      or other fiduciary,
                                      please give your full
                                      title as such. Joint
                                      owners should each sign
                                      personally.

                                      -----------------------------------
                                      Signature of shareholders(s)

                                      -----------------------------------
                                      Signature of joint shareholder(s) (if any)

                                      -------------------------------2001
                                      Date

                  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF YOUR FUND AND SHOULD BE RETURNED AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE FOLLOWING:

      PLEASE VOTE BY FILLING IN THE APPROPRIATE BOXES BELOW. EXAMPLE


                                                              FOR              AGAINST                ABSTAIN
1.       To approve a subadvisory agreement between           []               []                     []
Pioneer Investment Management, Inc. ("Pioneer"), your
fund's investment adviser, and The Prudential
Investment Corporation.

2.       To approve a policy allowing Pioneer and the         []               []                     []
Board of Trustees of your fund to appoint or terminate
subadvisers and to approve amendments to subadvisory
agreements without shareholder approval.

3(a).    To approve the clarification of the fund's           []               []                     []
investment policy on senior securities.

3(b).     To approve the change to the fund's                 []               []                     []
investment policy on borrowing.

3(c).    To approve the restatement of the fund's             []               []                     []
investment policy on purchasing securities on
margin.

3(d).    To approve the reclassification as                   []               []                     []
nonfundamental and restatement of the fund's
investment policy on short sales.

3(e).    To approve the restatement of the fund's             []               []                     []
investment policy on real estate related assets.

3(f).    To approve the elimination of the fund's             []               []                     []
investment policy on joint transactions.

3(g).    To approve the elimination of the fund's             []               []                     []
investment policy on transactions with affiliated
parties.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD


Pioneer Balanced Fund
60 State Street
Boston, MA 02109-1820

March 2001

Dear Shareowner,

I am writing to let you know that a special meeting will be held April 17, 2001 for shareowners of Pioneer Balanced Fund (the Fund) to consider a number of important proposals. As a shareowner in the Fund, you have the opportunity to vote on these matters.

This package contains information about the proposals, along with instructions for voting by Touch-Tone telephone or the Internet, in addition to a proxy card if you choose to vote by mail. Please take a moment to vote using the one method that's easiest for you.

Each of the proposals has been reviewed by your Fund's Board of Trustees, whose primary role is to protect your interests as a shareowner. In the Trustees' opinion, the proposals are fair and reasonable. The Trustees recommend that you vote FOR each proposal.

 (callout in margin) IT'S QUICK AND EASY TO VOTE YOUR SHARES. YOU CAN VOTE BY TOUCH-TONE TELEPHONE, INTERNET OR MAIL. ALL THE MATERIALS YOU NEED ARE ENCLOSED.

 (callout in margin) APPROVAL OF THE PRUDENTIAL INVESTMENT CORPORATION AS THE FUND'S INVESTMENT SUBADVISER WILL HAVE NO EFFECT ON THE FUND'S MANAGEMENT FEE.

(callout in margin) PLEASE VOTE! YOUR VOTE IS EXTREMELY IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.

HERE IS WHAT A FOR VOTE MEANS FOR EACH OF THE PROPOSALS BEING CONSIDERED.

PROPOSAL 1:

APPROVAL OF A SUBADVISORY AGREEMENT BETWEEN PIONEER INVESTMENT MANAGEMENT, INC., YOUR FUND'S INVESTMENT ADVISER, AND THE PRUDENTIAL INVESTMENT CORPORATION. Although Pioneer has successfully managed the Fund since its inception, Pioneer believes that Prudential's expertise, particularly in the allocation of assets between equity and fixed income securities, offers the potential for improved returns for shareowners. While Prudential would provide day-to-day management of the investment portfolio, Pioneer would continue to be responsible for its overall management.

PROPOSAL 2:

APPROVAL OF A POLICY ALLOWING PIONEER AND THE BOARD OF TRUSTEES OF YOUR FUND TO APPOINT OR TERMINATE SUBADVISERS AND TO APPROVE AMENDMENTS TO SUBADVISORY AGREEMENTS WITHOUT SHAREHOLDER APPROVAL. The Trustees believe that providing Pioneer with maximum flexibility to select, supervise and evaluate subadvisers -- without incurring the necessary delay or expense of obtaining further shareholder approval -- is in the best interest of the Fund's shareholders because it will allow the Fund to operate more efficiently. Any changes made to subadvisory agreements will be communicated to you within 90 days. For more details, please see the enclosed proxy statement.

PROPOSAL 3 (A) - (G):

APPROVAL OF AMENDMENTS TO YOUR FUND'S FUNDAMENTAL INVESTMENT RESTRICTIONS. Currently, the Fund is subject to a number of restrictions not required by law. The proposed revised restrictions parallel the investment restrictions of other funds managed by Pioneer and will help to facilitate compliance efforts. The Trustees believe that the proposed amendments to the Fund's fundamental restrictions will more clearly reflect current regulatory practice and will permit the Fund to have the same degree of investment flexibility as other similar funds.

Cast your vote today. It's simple to vote by Touch-Tone telephone or the Internet. Simply look up the 14-digit Control Number shown on the enclosed proxy card. Then, either call 1-800-597-7836 or visit HTTPS://VOTE.PROXY-DIRECT.COM any time, any day. Identify yourself with the Control Number on your proxy card and cast your vote. Of course, if you prefer to vote by mail, simply complete and sign the enclosed proxy card and mail it in the postage-paid envelope provided.

Please feel free to call Pioneer at 1-800-622-3265 between the hours of 8:00 a.m. and 9:00 p.m. Eastern Time, if you have any questions about the proposals or the process for voting your shares. Thank you for your prompt response.

Sincerely,



David Tripple

President, Pioneer Investment Management

Pioneer Balanced Fund
60 State Street
Boston, MA 02109-1820

March 2001


Dear Shareowner,

(callout in margin) VOTING YOUR SHARES BY MAIL IS QUICK AND EASY. EVERYTHING YOU NEED IS ENCLOSED.

I am writing to let you know that a special meeting will be held April 17, 2001 for shareowners of Pioneer Balanced Fund (the Fund) to consider a number of important proposals. As a shareowner in the Fund, you have the opportunity to vote on these matters.

This package contains information about the proposals along with a voting instruction card for your use when voting. Please take a moment to read the enclosed materials before casting your vote.

Each of the proposals has been reviewed by your Fund's Board of Trustees, whose primary role is to protect your interests as a shareowner. In the Trustees' opinion, the proposals are fair and reasonable. The Trustees recommend that you vote FOR each proposal.

 (callout in margin) THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR EACH PROPOSAL.

HERE IS WHAT A FOR VOTE MEANS FOR EACH OF THE PROPOSALS BEING CONSIDERED.

PROPOSAL 1:

APPROVAL OF A SUBADVISORY AGREEMENT BETWEEN PIONEER INVESTMENT MANAGEMENT, INC., YOUR FUND'S INVESTMENT ADVISER, AND THE PRUDENTIAL INVESTMENT CORPORATION. Although Pioneer has successfully managed the Fund since its inception, Pioneer believes that Prudential's expertise, particularly in the allocation of assets between equity and fixed income securities, offers the potential for improved returns for shareowners. While Prudential would provide day-to-day management of the investment portfolio, Pioneer would continue to be responsible for the overall management of the Fund.

PROPOSAL 2:

APPROVAL OF A POLICY ALLOWING PIONEER AND THE BOARD OF TRUSTEES OF YOUR FUND TO APPOINT OR TERMINATE SUBADVISERS AND TO APPROVE AMENDMENTS TO SUBADVISORY AGREEMENTS WITHOUT SHAREHOLDER APPROVAL. The Trustees believe that providing Pioneer with maximum flexibility to select, supervise and evaluate subadvisers -- without incurring the necessary delay or expense of obtaining further shareholder approval -- is in the best interest of the Fund's shareholders because it will allow the Fund to operate more efficiently. Any changes made to subadvisory agreements will be communicated to you within 90 days. For more details, please see the enclosed proxy statement.

PROPOSAL 3 (A) - (G):

APPROVAL OF AMENDMENTS TO YOUR FUND'S FUNDAMENTAL INVESTMENT RESTRICTIONS. Currently, the Fund is subject to a number of restrictions not required by law. The proposed revised restrictions parallel the investment restrictions of other funds managed by Pioneer and will help to facilitate compliance efforts. The Trustees believe that the proposed amendments to the Fund's fundamental restrictions will more clearly reflect current regulatory practice and will permit the Fund to have the same degree of investment flexibility as other similar funds.

Cast your vote by completing and signing the proxy card enclosed in this package. Please mail your completed and signed proxy card as quickly as possible, using the postage-paid envelope provided. Thank you for your prompt response.

Sincerely,



David Tripple

President, Pioneer Investment Management, Inc.

Dear Investment Professional,

This letter is to inform you that Pioneer Investment Management, Inc., the investment adviser for Pioneer Balanced Fund and Pioneer Balanced VCT Portfolio has proposed a subadvisory agreement between it and The Prudential Investment Corporation. The Trustees approved the proposal on February 13, 2001. Shareowners of Pioneer Balanced Fund and Pioneer Balanced VCT Portfolio must approve the subadvisory agreement in order for it to be effective. Shareowners are also being asked to vote on two other proposals.

(callout in margin) APPROVAL OF THE PRUDENTIAL INVESTMENT CORPORATION AS THE FUND'S/PORTFOLIO'S INVESTMENT SUBADVISER WILL HAVE NO EFFECT ON THE FUND'S /PORTFOLIO'S MANAGEMENT FEE.

Please talk to your clients about the proposals that are being considered. They are fully described in the enclosed copy of the proxy letter we'll be mailing to your clients. It's important to explain that the new subadvisory agreement does not affect the Fund's/ Portfolio's management fee. You can reassure them that Pioneer Balanced Fund and Pioneer Balanced VCT Portfolio have an independent Board of Trustees, charged with the responsibility of making certain the Fund/Portfolio is operated in the best interest of shareowners.

Your relationship with Pioneer shareowners is vitally important to securing the required "yes" vote. It's our hope that you will work with us and ask your clients to approve the proposals. If you have questions, call us at 800-622-9876.

Thank you for your attention and assistance. We appreciate your past support and look forward to continued mutual success.

Sincerely,


Steven Graziano

Now It's Even Easier to Cast Your Vote

You can vote by Touch-Tone telephone or Internet any time, any day.

Using Touch-Tone telephone or the Internet to vote is fast, safe and easy. It also saves money by reducing postage and handling costs.

Just read your proxy statement and voting card. Then choose one voting method -- telephone or Internet -- and follow these simple, 24 hours a day, seven days a week.

Vote by Touch-Tone Telephone at1-800-597-7836

1.       Use a touch-tone phone and dial 1-800-597-7836
2.       Enter your 14-digit control number, shown on your proxy voting card
3.       Follow the easy recorded instructions

OR

Vote by Internet at https:/ / vote.proxy-direct.com

1.       Visit our voting website https:/ / vote.proxy-direct.com
2.       Enter your 14-digit control number, shown on your proxy voting card
3.       Follow the easy on-screen instructions


Once you've voted by telephone or Internet, DO NOT MAIL your proxy voting card.

Thank you for your prompt vote

1032-00-0301

PIONEER BALANCED FUND PROXY

TELEPHONE VOTING SCRIPT:


You call the voting site at; 1-800-597-7836

You hear: Welcome! Please enter the control # located beneath the telephone number
After entering the control # you hear:

Welcome to the automated telephone voting site for the PIONEER BALANCED FUND PROXY.

To vote as the Board recommends on all proposals press 1 now

To vote on each proposal separately press 0 now


Proposal 1 To vote For press 1 Against press 9 Abstain press 0

Proposal 2 To vote For press 1 Against press 9 Abstain press 0

Proposal 3A To vote For press 1 Against press 9 Abstain press 0

Proposal 3B To vote For press 1 Against press 9 Abstain press 0

Proposal 3C To vote For press 1 Against press 9 Abstain press 0

Proposal 3D To vote For press 1 Against press 9 Abstain press 0

Proposal 3E To vote For press 1 Against press 9 Abstain press 0

Proposal 3F To vote For press 1 Against press 9 Abstain press 0

Proposal 3G To vote For press 1 Against press 9 Abstain press 0

After the vote is entered, the vote confirmation is then heard

Your votes have been cast as follows

If this is correct press 1

If incorrect press 0

If you would like to vote another proxy press 1 now

To end this call press 0 now......


Thank you for voting......

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PROXY DIRECT INTERNET VOTING

PIONEER BALANCED FUND PROXY

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Below is the list of your holdings. Text next to each holding's name indicates whether you wish to vote as the Board recommends or to submit your individual instructions. To change between Board recommended and individual instructions click on the name of the holding, then follow the additional instructions.

YOU MUST CLICK VOTE NOW BUTTON TO COMPLETE YOUR SESSION

List of your holdings
Pioneer Balanced Fund
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Voting instructions
as recommended by the Board

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@2000 PROXY DIRECT

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PIONEER BALANCED FUND PROXY
PROXY DIRECT (TM)
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Shareholder: [ ]
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PIONEER BALANCED FUND

APPLICABLE CAMPAIGN PROPOSALS

MARK ALL
FOR [ ]
AGAINST [ ]
BOARD [ ]

PROPOSAL 1
FOR [ ]
AGAINST [ ]
ABSTAIN [ ]

PROPOSAL 2
FOR [ ]
AGAINST [ ]
ABSTAIN [ ]

PROPOSAL 3A
FOR [ ]
AGAINST [ ]
ABSTAIN [ ]

PROPOSAL 3B
FOR [ ]
AGAINST [ ]
ABSTAIN [ ]

PROPOSAL 3C
FOR [ ]
AGAINST [ ]
ABSTAIN [ ]

PROPOSAL 3D
FOR [ ]
AGAINST [ ]
ABSTAIN [ ]

PROPOSAL 3E
FOR [ ]
AGAINST [ ]
ABSTAIN [ ]

PROPOSAL 3F
FOR [ ]
AGAINST [ ]
ABSTAIN [ ]

PROPOSAL 3G
FOR [ ]
AGAINST [ ]
ABSTAIN [ ]

VOTING INTRUCTIONS

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@2000 PROXY DIRECT

PIONEER BALANCED FUND PROXY

PROXY DIRECT (TM)

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Thank you, your voting instructions have been submitted for processing.

If necessary, you can revisit the Internet voting site anytime before the Meeting Date on Tuesday, April 17, 2001 at 10:00:00 AM (EST) to submit new voting instructions.

This is the summary of your voting instructions delivered to Pioneer. It is not a receipt or vote confirmation. You may print this page for your records.

INSTRUCTIONS SUBMITTED ON (DATE)
TRANSACTION CODE ( )

PIONEER BALANCED FUND

IF YOU WISH TO VOTE ANOTHER CARD PLEASE CLICK HERE

[Pioneer Investments logo]
One goal. Yours.

PIONEER BALANCED FUND PROXY INFORMATION-FOR INTERNAL USE

WHAT IS A PROXY?

A proxy is a person authorized to act for another. The signing of a proxy card permits a proxy to vote on issues raised at the Fund's forthcoming special meeting on behalf of shareholders who are unable to attend the meeting. The persons authorized (John Cogan, Joseph Barri, Dorothy Bourassa and David Tripple) vote the absentee shareholders' shares in accordance with the shareholders' instructions.

A Proxy Statement is mailed to the shareholder along with a Proxy Card (for shareholders to vote with). The Proxy Statement explains in detail all of the proposals to be voted on at the upcoming meeting. Proxy Statements must be sent as a prerequisite to the solicitation of proxies.

WHO WILL RECEIVE PROXIES ON PIONEER BALANCED FUND?

There were 12,000 Balanced Fund shareholders of record on February 20, 2001, the record date.

The proxies will be mailed on or about March 7th.

Special meeting:   April 17, 2001
                             2:00 p.m.
                             Hale and Dorr LLP
                             60 State Street, Boston

HOW SHOULD WE RESPOND IF SHAREHOLDERS ASK IF THEY HAVE TO RETURN THE PROXY?

We should always encourage shareholders to vote. Each share a shareholder owns counts as one vote. Each vote counts toward making the "quorum". If the quorum isn't made, the meeting has to be adjourned and votes resolicited, which causes added expense to Pioneer. If, at the meeting, there are not enough votes to approve a proposal, the Trustees can postpone the meeting and solicit those shareholders who didn't respond to get more votes.

We can tell the shareholders that "a prompt response will save Pioneer the expense of an additional mailing."

HOW DO WE RESPOND IF SHAREHOLDERS ASK US HOW THEY SHOULD VOTE?

We say, "we cannot tell you how to vote; however, the Board of Trustees unanimously approved the proposals and recommends the proposals for approval by the shareholders."

IF A SHAREHOLDER VOTES, THEN CHANGES HIS MIND, CAN HE REVOKE HIS PROXY?

Yes, he can revoke it before tabulation either in person at the meeting, by voting again by proxy or by submitting a notice of revocation to the Secretary of the Fund, Joseph Barri, and send it to either Pioneer or Hale and Dorr, 60 State Street, Boston, MA, 02109.

IF A SHAREHOLDER TELLS US HE DIDN'T GET THE PROXY MATERIALS, LOST THEM, DOG ATE THEM, ETC. WE SHOULD:

         verify their address
         note name and account number
         fax a request for duplicate materials to:
         Alamo Direct
         (516) 231-7999 (fax)
         Attn: Roxanne Legrande

WHAT IF SOMEONE SENDS BACK THE PROXY, SIGNED, BUT DIDN'T VOTE?

It will be voted in favor of the proposals. Unsigned proxies will be returned.

HOW SHOULD THE PROXY BE SIGNED?

The shareholder(s) should sign as the account is registered, and, where appropriate indicate his capacity.

WHO VOTES THE PROXY ON A HOUSE ACCOUNT?

An authorized officer of the Broker/Dealer sends us back the votes he has obtained by soliciting the actual shareholders of the house account or voting on behalf of accounts that have given him/her such authority.

WHERE ARE THE PROXIES RETURNED?

We hire a proxy tabulation service called Alamo Direct.  The proxy return
envelope is addressed to:       Alamo Direct

                                280 Oser Avenue
                                Hauppauge, New York 11788-3610

FOR INTERNAL USE ONLY

                            PIONEER BALANCED FUND AND

                         PIONEER BALANCED VCT PORTFOLIO

               Questions and Answers Regarding Proxy Solicitation

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Q: What do the proposals for Pioneer Balanced Fund and Pioneer Balanced VCT Portfolio mean?

A: There are three specific proposals that Fund Shareowners and Portfolio Contract Owners are asked to consider and vote on.

         PROPOSAL #1 would permit Pioneer Investment Management, Inc., the Fund/ Portfolio advisor, to retain the services of The Prudential Investment Corporation of New Jersey as subadvisor to the Fund/Portfolio.

         PROPOSAL #2 would allow Pioneer and the Board of Trustees of the Fund/Portfolio permission to evaluate, select and supervise subadvisors they feel appropriate without first asking for shareowner/contract owner approval, although notification of changes would be given within 90 days.

         PROPOSAL #3 would change certain fundamental investment restrictions currently in place for the Fund/Portfolio in order to modernize the restrictions and give the Fund/Portfolio the same degree of flexibility that other similar funds have.

PROPOSAL #1

Q: If Pioneer hires The Prudential Investment Corporation as subadvisor, will there be changes to the management fees paid by the Fund/Portfolio?

A: No. There are no proposed changes to the current management fees. Pioneer would pay Prudential's subadvisory fee.

Q:       Why does Pioneer want to hire  Prudential as subadvisor?

A: The Fund/Portfolio Trustees have recommended retaining Prudential because of their expertise in managing balanced portfolios using quantitative models to allocate assets between equity and fixed income securities. Although Pioneer has successfully managed the Fund/Portfolio since 1993, Prudential may offer the potential for improved returns for shareowners/contract owners

Q:       What were the key factors that the Trustees considered?

A: The fund/portfolio Trustees based their recommendation on the following factors -

|X| Prudential's history, reputation, qualifications and background
|X| The qualifications of Prudential's personnel
|X| The company's financial condition
|X| The fact that the management fee paid by the fund/portfolio will not be affected
|X| Use of a subadvisor is not expected to impact the
    fund's/portfolio's expenses
|X| Pioneer has experience in supervising
    subadvisors
|X| The performance of other portfolios managed by Prudential, specifically the Prudential Active Balanced Fund
|X| The past performance of the fund/portfolio as compared with its industry peers
|X| Other factors deemed relevant by the Trustees


PROPOSAL #2

Q: Why should shareowners/contract owners vote in favor of allowing Pioneer to enter into subadvisory agreements without first obtaining shareowner/contract owner approval?

A: The proposal not only allows Pioneer to hire subadvisors, it gives them the ability to remove a subadvisor if it does not perform well, or if there were a change in the portfolio management personnel. The Fund/Portfolio would not have to incur the cost and delay associated with a required proxy vote prior to making changes, and shareowners/contract owners would be notified of any changes within 90 days.

Q: Who will look out for shareowners'/contractowners' best interests in the selection of subadvisors?

A: The Trustees will provide sufficient oversight of the subadvisor approval policy whenever Pioneer selects a subadvisor or modifies a subadvisory agreement. In their review, the Trustees will analyze all of the factors that would be relevant, including the nature, quality and scope of services provided by the subadvisors.

PROPOSAL #3

Q:       What types of investment restrictions would be eliminated or amended?

A: Several of the current investment restrictions covered in the proposal would be modified to reflect changes to certain laws imposed by state securities regulations - called "blue sky" laws - which are no longer in effect. Also, the fundamental restriction on borrowing would be liberalized to the extent permitted under the Investment Act of 1940. Restrictions on issuing senior securities and investments in real estate would also be clarified.

         Comparisons of the current and amended restrictions are listed in the proxy statement.

Q: How would these changes in investment restrictions benefit the Fund/Portfolio?

A: Pioneer expects several benefits from changing the current restrictions. The Fund/Portfolio will be able to respond to new developments and changing trends in the marketplace with the same flexibility that other comparable funds/portfolios typically have. By having this flexibility, the Fund/Portfolio can be more competitive among its peer group. The changes also bring the Fund/Portfolio restrictions in line with those of other Pioneer Funds/Portfolios, which help to facilitate Pioneer's compliance efforts.

GENERAL QUESTIONS

Q:       Who makes the final decision about these proposals?

A: You do. The Trustees - whose primary role is protecting shareowner/contract owner interests - have unanimously approved the proposals and encourage you to vote for each. However, the final decision is up to you.

Q:       When and where will the meeting take place?

A: The meeting is scheduled for 2:00 pm on April 17, 2001 at 60 State Street, Boston, Massachusetts.

Q:       What if I have questions about my investment?

A: The investment professional through whom you purchased Pioneer Balanced Fund/Pioneer Balanced VCT Portfolio can provide you with additional information.


For more information about Pioneer Balanced Fund and Pioneer Balanced VCT Portfolio, including charges and expenses, call your investment professional or contact Pioneer directly at (800) 225-6292 or www.pioneerfunds.com for a prospectus. Please read the prospectus carefully before investing.

                                  (C) Pioneer Funds Distributor, Inc.
                                      Underwriter of Pioneer Mutual Funds
                                      60 State Street
                                      Boston, Massachusetts  02109


Q&A Prepared by Mary Mosher
VP - Shareowner Communications

VOTING TERMINOLOGY:

QUORUM - may be defined in the Fund's trust agreement or set by law, a 1940 Act quorum is 50% of the outstanding shares of the Fund entitled to vote at the meeting. It is the amount of shares Pioneer must receive regardless if the vote is "for" or "against".

REQUIRED VOTE-

"1940 ACT MAJORITY VOTE" - which means the affirmative vote of the lesser of 1.) 67% or more of the shares of the Fund represented at the meeting, if at least 50% of all outstanding shares of the Fund are represented at the meeting, or 2.) 50% or more of the outstanding shares of the Fund entitled to vote at the Meeting.

         Example: If there are 1,000 shares outstanding......

(i.) over 500 shares would have to be represented at the meeting of which 67% must be affirmative.

If you do not get 67% affirmative your second option is to get over 50% of shares outstanding to vote affirmative.

(ii.) This means that over 50% (501 shares) represented at the meeting must be affirmative.

*This is required for Proposals 1, 2 and 3a - g.

                                    GLOSSARY

COMMODITIES - generally thought of as bulk items like grains, metals, foods, but may also be financial instruments such as financial futures contracts or swaps.

FUNDAMENTAL INVESTMENT RESTRICTION - a restriction that can be changed ONLY by a shareholder vote.

INVESTMENT GRADE SECURITIES - debt securities that are rated BBB or better by a rating organization.

NON-FUNDAMENTAL INVESTMENT RESTRICTION - a restriction that can be changed by the Fund's Board of Trustees.

PURCHASE ON MARGIN - buying securities with credit available through a relationship with a broker.

RESTRICTED SECURITIES - securities that for one reason or another are restricted as far as being able to be sold/transferred in accordance with federal securities laws. Generally, these tend to be illiquid securities.

SECURITIES LENDING - loaning securities of the portfolio to a broker, etc.

SELLING SHORT - sale of a security or commodity futures contract not owned by the seller; a technique used to take advantage of an anticipated decline in the market. The fund can only sell short against the box.

SENIOR SECURITY - a security that grants its holder a prior claim to the issuer's assets over the claims of another security's holders. For example, a bond is a senior security over common stock.

TRUSTEES - people elected by the shareholders to oversee the Fund's activities and contractual arrangements. The Act of 1940 requires that 40% of the Board of Trustees be comprised of "outside" or "disinterested" persons.